Exhibit 99.1

Lantronix Reports Fiscal 2010 Fourth Quarter and Full Year Financial Results

Eighth Consecutive Quarter of Non-GAAP Profitability; Cash Increases $762,000 to $10.1 Million during the Fourth Quarter

Irvine, Calif., September 2, 2010 – Lantronix, Inc. (NASDAQ: LTRX), a leading provider of secure, remote management, device networking and data center management technologies, today reported financial results for its fiscal 2010 fourth quarter and full year ended June 30, 2010.

Financial Highlights for the Fourth Fiscal Quarter

▪	Net revenue of $11.8 million, an increase of 4% year-over-year.
▪	GAAP net loss of $509,000, or ($0.05) per share.
▪	Non-GAAP net income of $169,000, or $0.02 per share.
▪	Eighth consecutive quarter of non-GAAP net income.
▪	Cash and cash equivalents increased to $10.1 million at June 30, 2010.

Jerry Chase, president and CEO, said, “We made substantial progress in fiscal 2010 and are pleased with our positive results and momentum. Shipments in the fourth quarter came in at their highest levels in six quarters, contributing to the substantial improvement in our cash balance at quarter end. We saw continued positive sales momentum across many of our products and geographies during the quarter and are excited with the increasing market traction we are generating with our new products and services.”

“During fiscal 2010, we invested in new products and marketing capabilities to maximize our opportunities in the growing medical device connectivity market. We believe our value-added solutions uniquely position us to benefit from growth in this exciting vertical.”

Recent Non-Financial Highlights

•	Announced the launch of AccessMyDevice.com, a new Internet-based, enterprise-grade subscription service enabling secure remote access behind firewalls to virtually any device from a web browser.

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Announced new investments and initiatives to drive increased sales within the growing medical device connectivity market, including the appointment of a new vice president of marketing, the addition of sales professionals in the U.S. and Europe, a comprehensive global rebranding effort, and a new solutions-focused website.

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United Oil, a large fueling station services company serving Shell, Exxon, Mobil, ConocoPhillips and United Oil-branded stations throughout the U.S., selected Lantronix’ ManageLinx® solution using VIP Access enabled EDS1100s to remotely access gasoline storage tanks for data collection and analysis, initially for 70 Shell stations in Southern California.

- more -

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Perinata, a newly-launched IT services company, selected ManageLinx® to provide secure access to firewall-protected devices via the Internet, enabling its new business model to provide robust IT services from remote locations.

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Launched MatchPort® NR, the newest addition to the Company’s MatchPort family of device servers that enables customers to easily configure their products for wired or wireless connectivity with the swap of a module, significantly shortening development time.

•	XLHost and netdirekt, data center and server hosting companies, selected Spider to provide secure keyboard, video, mouse (KVM) server management over the internet.

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STARA Technologies selected WiPort® for its cutting edge Mosquito automated guidance unit. Mosquito is a precision-guided aerial delivery system that precisely delivers blood plasma, batteries, ammunition, ground-based sensors and MREs (meals ready to eat) to Special Operations Forces and other troops on the battlefield.

Financial Results for the Fiscal Fourth Quarter Ended June 30, 2010

Net revenue was $11.8 million, an increase of 4%, compared to $11.4 million for the fourth fiscal quarter of 2009.

Gross profit margin increased to 50.8%, compared to 49.4% for the fiscal fourth quarter of 2009. The increase in gross profit margin percent primarily reflects a decrease in inventory and warranty reserve expenses, offset by an increase in freight costs due to expedite charges relating to component and product shortages.

GAAP operating expenses were $6.5 million, an increase of $331,000, compared to $6.1 million for the fourth fiscal quarter of 2009. Approximately $400,000 of the increase was attributable to the Company discontinuing its corporate-wide furlough program for the fourth fiscal quarter of 2010.

•
Selling, general and administrative expense was $4.8 million, an increase of $208,000, compared to $4.5 million for the fourth fiscal quarter of 2009. The increase was primarily due to the Company discontinuing its corporate-wide furlough program for the fourth fiscal quarter of 2010 and severance related charges.

•
Research and development expense was $1.7 million, an increase of $231,000, compared to $1.5 million for the fourth fiscal quarter of 2009. The increase was primarily due to the Company discontinuing its corporate-wide furlough program for the fourth fiscal quarter of 2010.

Non-GAAP operating expenses were $5.9 million, compared to $5.4 million for the fourth fiscal quarter of 2009.

GAAP net loss was $509,000, or ($0.05) per share, compared to GAAP net loss of $553,000, or ($0.05) per share, for the fourth fiscal quarter of 2009.

Non-GAAP net income was $169,000, or $0.02 per share, compared to non-GAAP net income of $326,000, or $0.03 per share, for the fourth fiscal quarter of 2009.

Financial Results for the Fiscal Year Ended June 30, 2010

Net revenue was $46.4 million for fiscal 2010, a decrease of 5.6%, compared to $49.1 million for fiscal 2009.

Gross profit margin was 52.0%, compared to 52.2% for fiscal 2009. The decrease in gross profit margin percent reflects product mix and increased freight costs due to expedite charges relating to component and product shortages.

GAAP operating expenses were $25.4 million, a decrease of $838,000, compared to $26.3 million for fiscal 2009.

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Selling, general and administrative expense was $19.0 million, a decrease of $482,000, compared to $19.5 million for fiscal 2009. The decrease was due to personnel-related and facilities-related expenses, marketing expenses, professional fees and outside services due to cost cutting efforts.

•
Research and development expense was $6.3 million, an increase of $450,000, compared to $5.9 million for fiscal 2009. The increase was due to personnel-related expenses, facilities-related expenses, and outside services for engineering projects.

Non-GAAP operating expenses were $22.8 million, a decrease of $167,000, compared to $23.0 million for fiscal 2009.

GAAP net loss was $1.5 million, or ($0.15) per share, compared to GAAP net loss of $780,000, or ($0.08) per share, for fiscal 2009.

Non-GAAP net income was $1.6 million, or $0.15 per share, compared to non-GAAP net income of $2.9 million, or $0.28 per share, for fiscal 2009.

Balance Sheet Summary

Cash and cash equivalents were $10.1 million as of June 30, 2010, an increase of $938,000, compared to $9.1 million as of June 30, 2009.

Total receivables, which include accounts receivable, net, and contract manufacturers’ receivable, were $2.4 million as of June 30, 2010, compared to $2.5 million as of June 30, 2009.

Net Inventory was $6.9 million as of June 30, 2010, compared to $6.5 million as of June 30, 2009.

Accounts payable were $6.5 million as of June 30, 2010, compared to $5.6 million as of June 30, 2009. The increase was due to the timing of inventory receipts during the quarter as inventory is the primary driver of accounts payable.

Working capital was $7.6 million as of June 30, 2010, compared to $8.1 million as of June 30, 2009.

Discussion of Non-GAAP Financial Measures

Lantronix believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Non-GAAP operating expenses consist of operating expenses excluding share-based compensation and related payroll taxes, depreciation and amortization, litigation settlement, and restructuring charges, as well as charges and gains that are driven primarily by discrete events that management does not consider to be directly related to the company's core operating performance.

Non-GAAP net income (loss) consists of net income (loss) excluding share-based compensation and related payroll taxes, depreciation and amortization, litigation settlement, restructuring charges, interest income (expense), other income (expense), income tax provision (benefit), as well as charges and gains that are driven primarily by discrete events that management does not consider to be directly related to the Company's core operating performance.

Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by non-GAAP weighted-average shares outstanding (diluted). For purposes of calculating non-GAAP net income (loss) per share, the calculation of GAAP weighted-average shares outstanding (diluted) is adjusted to exclude share-based compensation, which is treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

Conference Call and Webcast
Lantronix will host a conference call and webcast today at 2:00 p.m. Pacific Time (5:00 p.m. ET) to discuss its fiscal 2010 fourth quarter and year-end financial results. Those wishing to participate in the live call should dial 800-599-9829 (International dial-in 617-847-8703) using the passcode 14137881.  A telephone replay of the call will be available for one week beginning approximately one hour after the call’s conclusion by dialing (888) 286-8010 and entering 24165699 followed by the “#” key when prompted for a code. To access the live webcast of the call, go to the Investor Relations section of Lantronix’s website at www.lantronix.com. The webcast will be archived on the Company's web site for twelve months.

About Lantronix
Lantronix, Inc. (NASDAQ: LTRX) is a global leader of secure communication technologies that simplify remote access, management and control of any electronic device. Its solutions empower businesses to make better decisions based on real-time information, and gain a competitive advantage by generating new revenue streams, improving productivity and increasing efficiency and profitability. Easy to integrate and deploy, Lantronix products remotely connect and control electronic equipment via the Internet; provide secure remote access to firewall-protected equipment; and enable remote management of IT equipment over the Internet. Founded in 1989, Lantronix serves some of the largest security, industrial and building automation, medical, transportation, retail/POS, financial, government, consumer electronics/appliances, IT/data center and pro-AV/signage entities in the world. The company's headquarters are located in Irvine, Calif. For more information, visit www.lantronix.com

This news release contains forward-looking statements, including statements concerning our future business plans. These forward-looking statements are based on current management expectations and are subject to risks and uncertainties that could cause actual reported results and outcomes to differ materially from those expressed in the forward-looking statements. Factors that could cause our expectations and reported results to vary, include, but are not limited to: final accounting adjustments and results; quarterly fluctuations in operating results; our ability to identify and profitably develop new products that will be attractive to our target markets, including products in our device networking business and the timing and success of new product introductions; changing market conditions and competitive landscape; government and industry standards; market acceptance of our products by our customers; pricing trends; actions by competitors; future revenues and margins; changes in the cost or availability of critical components; unusual or unexpected expenses; and cash usage including cash used for product development or strategic transactions; and other factors that may affect financial performance. For a more detailed discussion of these and other risks and uncertainties, see our SEC filings, including our Quarterly Report on Form 10-Q for the quarters ended March 31, 2010, December 31, 2009 and September 30, 2009 and our Annual Report on Form 10-K for the year ended June 30, 2009. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Investor Relations Contacts:
Todd Kehrli / Jim Byers
MKR Group, Inc.
323-468-2300
ltrx@mkr-group.com

Lantronix, Inc.
Reagan Y. Sakai
Chief Financial Officer
(949) 453-3990

LANTRONIX, INC.
Unaudited Consolidated Balance Sheets
(In thousands, except share and per share data)
	June 30,	June 30,
	2010	2009

Assets
Current Assets:
Cash and cash equivalents	$10,075	$9,137
Accounts receivable (net of allowance for doubtful accounts of
$93 and $130 at June 30, 2010 and 2009, respectively)	1,342	1,851
Inventories, net	6,873	6,479
Contract manufacturers' receivable	1,015	655
Prepaid expenses and other current assets	515	529
Deferred tax asset	567	675
Total current assets	20,387	19,326

Property and equipment, net	2,392	2,230
Goodwill	9,488	9,488
Purchased intangible assets, net	155	265
Other assets	135	122
Total assets	$32,557	$31,431

Liabilities and stockholders' equity
Current Liabilities:
Accounts payable	$6,545	$5,626
Accrued payroll and related expenses	1,568	1,414
Warranty reserve	183	224
Restructuring reserve	-	76
Short-term debt	667	667
Other current liabilities	3,776	3,221
Total current liabilities	12,739	11,228
Non-Current Liabilities:
Long-term liabilities	646	117
Long-term capital lease obligations	153	309
Long-term debt	111	778
Deferred tax liability	567	675
Total non-current liabilities	1,477	1,879
Total liabilities	14,216	13,107

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.0001 par value; 5,000,000 shares authorized;
none issued and outstanding	-	-
Common stock, $0.0001 par value; 200,000,000 shares authorized;
10,322,597 and 10,090,087 shares issued and outstanding at	-	-
June 30, 2010 and 2009, respectively	1	1
Additional paid-in capital	191,147	189,584
Accumulated deficit	(173,206)	(171,687)
Accumulated other comprehensive income	399	426
Total stockholders' equity	18,341	18,324
Total liabilities and stockholders' equity	$32,557	$31,431

LANTRONIX, INC.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended June 30,		Years Ended June 30,
	2010	2009	2010	2009

Net revenue (1)	$11,819	$11,395	$46,375	$49,147
Cost of revenue	5,819	5,762	22,257	23,478
Gross profit	6,000	5,633	24,118	25,669
Operating expenses:
Selling, general and administrative	4,756	4,548	19,035	19,517
Research and development	1,700	1,469	6,338	5,888
Restructuring charges	-	108	-	806
Amortization of purchased intangible assets	18	18	72	72
Total operating expenses	6,474	6,143	25,445	26,283
Loss from operations	(474)	(510)	(1,327)	(614)
Interest expense, net	(31)	(52)	(149)	(186)
Other income (expense), net	(11)	(24)	(19)	19
Loss before income taxes	(516)	(586)	(1,495)	(781)
Provsion (benefit) for income taxes	(7)	(33)	24	(1)
Net loss	$(509)	$(553)	$(1,519)	$(780)

Net loss per share (basic and diluted)	$(0.05)	$(0.05)	$(0.15)	$(0.08)

Weighted average shares (basic and diluted)	10,321	10,090	10,276	10,081

(1) Includes net revenue from related parties	$161	$158	$642	$962

LANTRONIX, INC.
Unaudited Reconciliation of Non-GAAP Adjustments
(In thousands)

	Three Months Ended June 30,		Years Ended June 30,
	2010	2009	2010	2009

GAAP net loss	$(509)	$(553)	$(1,519)	$(780)
Non-GAAP adjustments:
Cost of revenues:
Share-based compensation	13	14	43	63
Employer portion of withholding taxes on stock grants	-	-	3	-
Depreciation and amortization	76	45	264	171
Total adjustments to cost of revenues	89	59	310	234
Selling, general and adminstrative:
Share-based compensation	272	359	1,380	1,315
Employer portion of withholding taxes on stock grants	-	-	13	-
Depreciation and amortization	164	142	625	565
Total adjustments to selling, general and administrative	436	501	2,018	1,880
Research and development:
Share-based compensation	89	134	478	488
Employer portion of withholding taxes on stock grants	-	-	21	-
Depreciation and amortization	11	16	56	70
Total adjustments to research and development	100	150	555	558
Restructuring charge	-	108	-	806
Amortization of purchased intangible assets	18	18	72	72
Total non-GAAP adjustments to operating expenses	554	777	2,645	3,316
Interest expense, net	31	52	149	186
Other (income) expense, net	11	24	19	(19)
Provsion (benefit) for income taxes	(7)	(33)	24	(1)
Total non-GAAP adjustments	678	879	3,147	3,716
Non-GAAP net income (loss)	$169	$326	$1,628	$2,936

Non-GAAP net income per share ( basic and diluted)	$0.02	$0.03	$0.15	$0.28

Denominator for GAAP net income per share (basic and diluted)	10,321	10,090	10,276	10,081
Non-GAAP adjustment	666	476	549	353
Denominator for non-GAAP net income per share (basic and diluted)	10,987	10,566	10,825	10,434

GAAP operating expenses	$6,474	$6,143	$25,445	$26,283
Non-GAAP adjustments to operating expenses	(554)	(777)	(2,645)	(3,316)
Non-GAAP operating expenses	$5,920	$5,366	$22,800	$22,967

LANTRONIX, INC.
Unaudited Consolidated Net Revenue by Product Line
(In thousands)

	Years Ended June 30,
		% of Net		% of Net	Change
	2010	Revenue	2009	Revenue	$	%
	(In thousands, except percentages)
Device enablement	$37,096	80.0%	$39,945	81.2%	$(2,849)	(7.1%	)
Device management	8,384	18.1%	7,397	15.1%	987	13.3%
Device networking	45,480	98.1%	47,342	96.3%	(1,862)	(3.9%	)
Non-core	895	1.9%	1,805	3.7%	(910)	(50.4%	)
Net revenue	$46,375	100.0%	$49,147	100.0%	$(2,772)	(5.6%	)

	Quarters Ended June 30,
		% of Net		% of Net	Change
	2010	Revenue	2009	Revenue	$	%
	(In thousands, except percentages)
Device enablement	$9,557	80.9%	$9,540	83.7%	$17	0.2%
Device management	2,103	17.8%	1,569	13.8%	534	34.0%
Device networking	11,660	98.7%	11,109	97.5%	551	5.0%
Non-core	159	1.3%	286	2.5%	(127)	(44.4%	)
Net revenue	$11,819	100.0%	$11,395	100.0%	$424	3.7%